EXHIBIT 22
The following entities are included in the obligated group, as defined in the Annual Report on Form 10-K of Cleveland Cliffs Inc. to which this document is being filed as an exhibit, including Cleveland-Cliffs Inc., as the parent and issuer, and the subsidiary guarantors that have guaranteed the obligations under the 4.875% 2024 Senior Secured Notes, the 5.75% 2025 Senior Notes, the 6.375% 2025 Senior Notes, the 6.75% 2026 Senior Secured Notes, the 5.875% 2027 Senior Notes, the 7.00% 2027 Senior Notes and the 9.875% 2025 Senior Secured Notes issued by Cleveland- Cliffs Inc.

Exact Name of Issuer or Guarantor Subsidiary (1)	Reported as Issuer or Guarantor Subsidiary	State of Incorporation or Organization	IRS Employer Identification Number
Cleveland-Cliffs Inc.	Issuer	Ohio	34-1464672
Cleveland-Cliffs Burns Harbor LLC f/k/a ArcelorMittal Burns Harbor LLC	(3)	Delaware	20-0653414
Cleveland-Cliffs Cleveland Works LLC f/k/a ArcelorMittal Cleveland LLC	(3)	Delaware	04-3634649
Cleveland-Cliffs Columbus LLC f/k/a ArcelorMittal Columbus LLC	(3)	Delaware	01-0807137
Cleveland-Cliffs Investments Inc. f/k/a AKS Investments, Inc.	(3)	Ohio	31-1283531
Cleveland-Cliffs Kote Inc. f/k/a ArcelorMittal Kote Inc.	(3)	Delaware	36-3665216
Cleveland-Cliffs Kote L.P. f/k/a I/N Kote L.P.	(3)	Delaware	36-3665288
Cleveland-Cliffs Minorca Mine Inc. f/k/a ArcelorMittal Minorca Mine Inc.	(3)	Delaware	36-2814042
Cleveland-Cliffs Monessen Coke LLC f/k/a ArcelorMittal Monessen LLC	(3)	Delaware	25-1850170
Cleveland-Cliffs Plate LLC f/k/a ArcelorMittal Plate LLC	(3)	Delaware	20-0653500
Cleveland-Cliffs Railways Inc. f/k/a Mittal Steel USA - Railways Inc.	(3)	Delaware	56-2348283
Cleveland-Cliffs Riverdale LLC f/k/a ArcelorMittal Riverdale LLC	(3)	Delaware	74-3062732
Cleveland-Cliffs South Chicago & Indiana Harbor Railway Inc. f/k/a ArcelorMittal South Chicago & Indiana Harbor Railway Inc.	(3)	Delaware	04-3634638
Cleveland-Cliffs Steel Corporation f/k/a AK Steel Corporation	(3)	Delaware	31-1267098
Cleveland-Cliffs Steel Holding Corporation f/k/a AK Steel Holding Corporation	(3)	Delaware	31-1401455
Cleveland-Cliffs Steel LLC f/k/a ArcelorMittal USA LLC	(3)	Delaware	71-0871875
Cleveland-Cliffs Steel Management Inc. f/k/a AH Management, Inc.	(3)	Delaware	51-0390893
Cleveland-Cliffs Steel Properties Inc. f/k/a AK Steel Properties, Inc.	(3)	Delaware	51-0390894
Cleveland-Cliffs Steelton LLC f/k/a ArcelorMittal Steelton LLC	(3)	Delaware	20-0653772
Cleveland-Cliffs Steelworks Railway Inc. f/k/a ArcelorMittal Cleveland Works Railway Inc.	(3)	Delaware	04-3634622
Cleveland-Cliffs Tek Inc. f/k/a ArcelorMittal Tek Inc.	(3)	Delaware	36-3519946
Cleveland-Cliffs Tek Kote Acquisition Corporation f/k/a Tek Kote Acquisition Corporation	(3)	Ohio	85-4304182
Cleveland-Cliffs Tek L.P. f/k/a I/N Tek L.P.	(3)	Delaware	363525438
Cleveland-Cliffs Tubular Components LLC f/k/a AK Tube LLC	(3)	Delaware	31-1283531
Cleveland-Cliffs Weirton LLC f/k/a ArcelorMittal Weirton LLC	(3)	Delaware	56-2435202
Cannon Automotive Solutions - Bowling Green, Inc.	(3)	Delaware	26-0766559
Cleveland-Cliffs Steel Holdings Inc.	(3)	Ohio	85-4084783
Cliffs Mining Company	(2)	Delaware	34-1120353
Cliffs Minnesota Mining Company	(2)	Delaware	42-1609117
Cliffs TIOP Holding, LLC	(2)	Delaware	47-2182060
Cliffs TIOP, Inc.	(2)	Michigan	34-1371049
Cliffs TIOP II, LLC	(2)	Delaware	61-1857848
Cliffs UTAC Holding LLC	(2)	Delaware	26-2895214
Fleetwood Metal Industries, LLC	(3)	Delaware	98-0508950
IronUnits LLC	(2)	Delaware	34-1920747
Lake Superior & Ishpeming Railroad Company	(2)	Michigan	38-6005761
Metallics Sales Company	(3)	Delaware	84-2076079
Mid-Vol Coal Sales, Inc.	(3)	West Virginia	55-0761501
Mountain State Carbon, LLC	(3)	Delaware	31-1267098
Northshore Mining Company	(2)	Delaware	84-1116857

EXHIBIT 22

Exact Name of Issuer or Guarantor Subsidiary (1)	Reported as Issuer or Guarantor Subsidiary	State of Incorporation or Organization	IRS Employer Identification Number
Precision Partners Holding Company	(3)	Delaware	22-3639336
PPHC Holdings, LLC	(3)	Delaware	31-1283531
Silver Bay Power Company	(2)	Delaware	84-1126359
SNA Carbon, LLC	(3)	Delaware	31-1267098
The Cleveland-Cliffs Iron Company	(2)	Ohio	34-0677332
Tilden Mining Company L.C.	(2)	Michigan	34-1804848
United Taconite LLC	(2)	Delaware	42-1609118

(1) The address and phone number of each issuer and guarantor subsidiary is c/o Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114, (216) 694-5700.
(2) The entity is included as a guarantor subsidiary as of December 31, 2020 and 2019.
(3) The entity is included as a guarantor subsidiary as of December 31, 2020.